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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2010

TOPS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		26-1252536
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

(716) 635-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 14, 2010, the Board of Directors (the “Board”) of Tops Holding Corporation (the “Company”) appointed Stacey Rauch to a newly created seat on the Company’s Board.  Ms. Rauch’s appointment fills a vacancy on the Board created as a result of an increase in the number of directors in October 2010.

In connection with her service as an independent director, Ms. Rauch will be entitled to receive a cash retainer of $60,000, payable in quarterly installments of $15,000.  In addition, upon her appointment as an independent director, Ms. Rauch received ten year options to purchase 250 shares of the Company’s common stock at a per share exercise price equal to $1,040.00, which was the fair market value of a share of common stock as of the date of grant.  Those options have a five year vesting period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING CORPORATION

Dated: October 20, 2010	By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	President and Chief Executive Officer